Exhibit 4.9

REGISTRATION RIGHTS AGREEMENT

between

TRX, INC.

and

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

dated

JULY 24, 2000

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made this 24th day of July, 2000, between TRX, Inc., a Georgia corporation (“Company”), and American Express Travel Related Services Company, Inc., a New York corporation (“Investor”), with reference to the following background:

A.	Investor and an Affiliate (as hereafter defined) of Company have entered into a Service Bureau Agreement dated July , 2000 (the “Services Agreement”), and Company and Investor have entered into a Warrant Agreement (the “Warrant”) exercisable for shares of common stock, $.01 par value, of the Company (“Common Stock”).

B.	In order to induce Investor to enter into the Services Agreement and the Warrant, Company has agreed to provide registration rights with respect thereto.

NOW, THEREFORE, the parties agree as follows:

Section 1. Definitions. Capitalized terms used in this Agreement but not defined have the meaning set forth in the Warrant. The following terms have the meanings set forth below:

“Affiliate” of any Person means any other person which controls, is controlled by, or is under common control with such Person.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Georgia.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Demanding Security Holders” has the meaning set forth in Section 2(a).

“Investor” has the meaning set forth in the recitals.

“Holder” means Investor or any of its Affiliates.

“Initial Public Offering” means the first public offering of Common Stock by the Company pursuant to an effective registration statement on Form S-1 (or any equivalent general registration form) under the Securities Act.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Registrable Securities” means the Warrant Shares and any other shares of Common Stock held by any Holder. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) all such securities shall be subject to sale pursuant to Rule 144 without volume restriction, or (iii) they shall have ceased to be outstanding.

“Registration Expenses” means all expenses incurred by the Company in compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Securities Act” means the Securities Act of 1933.

“SEC” means the Securities and Exchange Commission.

“Warrant” has the meaning set forth in the recitals.

“Warrant Shares” means shares of Common Stock issued or issuable upon exercise of the Warrant.

Section 2. Incidental Registration.

(a) If Company at any time after its Initial Public Offering proposes to file on its behalf or on behalf of any of its security holders (the “Demanding Security Holders”) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice to all Holders at least 15 days before the initial filing with the SEC of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. Each Holder desiring to have Registrable Securities registered under this Section 2 shall advise Company in writing within 10 days after the date of such notice from Company, setting forth the amount of such Registrable Securities for which registration is requested. Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to Section 2(b), and shall use its best efforts to effect registration under the Securities Act of such shares.

(b) The Holders of Registrable Securities shall not have the right to include any Registrable Securities in such filing unless (i) such Registrable Securities are of the same class as the securities included in such registration and (ii) if any of the securities covered by such registration are sold in an underwritten offering, the Holders of Registrable Securities agree in writing to sell their Registrable Securities on the same terms and conditions as apply to the securities being sold by Company and the Demanding Security Holders. If the managing underwriter of any underwritten offering shall advise Company that, in its opinion, the inclusion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company or the Demanding Security Holders would adversely affect the distribution of such securities by Company or the Demanding Security Holders, then the amount of securities to be included in the registration shall be reduced to the maximum amount which can be marketed without adversely affecting the distribution of the securities to be included by Company or the Demanding Security Holders in such registration. If the registration is initiated by Company for the registration of securities to be sold for its own account, the priority of securities to be included in the registration shall be (A) first, all securities Company proposes to sell for its own account (the “Company Securities”), and (B) second, up to the full number of other securities requested to be included in the offering by holders of incidental registration rights (including Registrable Securities requested to be sold by the Holders) (collectively, the “Other Securities”) in excess of the Company Securities, which, in the good faith opinion of such managing underwriter, can be sold without adversely affecting the offering. Other Securities shall be allocated for inclusion in the offering among the holders of such securities pro-rata in proportion to the number of shares that such holders have requested be included in the offering. If the registration is initiated by Demanding Security Holders, Company shall register (X) first, all securities requested by such Demanding Security Holders for inclusion in the offering, (Y) second, up to the full number of Other Securities requested to be included in the offering which, in the good faith opinion of such managing underwriter, can be sold without adversely affecting the offering (with inclusion of shares being allocated among the holders as noted in the preceding sentence) and (Z) third, up to the full number of Company Securities in excess of the Demand Securities and Other Securities which, in the good faith opinion of such managing underwriter, can be sold without adversely affecting the offering.

Section 3. Shelf Registration. If the Company is eligible to use Form S-3 (or any successor form), then at the request of Holders of 51% of the Registerable Securities, the Company shall file an “evergreen” shelf registration statement with respect to the Registrable Securities pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) on Form S-3 (or any successor form). The Company shall use its reasonable best efforts to have the Shelf Registration declared effective as soon as practicable after such filing, provided that:

(i) if, prior to receipt of a registration request pursuant to this Section 3, Company has commenced a financing plan and held or identified a date to hold a formal “all hands” meeting with outside advisors, including an underwriter if such financing plan is an underwritten offering, and, in the good faith business judgment of Company’s underwriter (or advisors if the offering is not an underwritten offering), a registration at the time and on the terms requested could materially and adversely affect or interfere with such financing plan of Company (a “Transaction Blackout”), Company shall not be required to effect a registration pursuant to this Section 3 until the earliest of (A) the abandonment of such offering or (B) sixty (60) days after the termination of such offering; provided that Company shall only be permitted to delay a requested registration under this Section 3, whether in reliance on this subsection (i) or on subsection (ii) below, three times during the term of this Agreement.

(ii) if, while a registration request is pending pursuant to this Section 3, Company has determined in good faith that (A) the filing of a registration statement could jeopardize or delay any contemplated material transaction other than a financing plan involving Company or would require the disclosure of material information that Company had a bona fide business purpose for preserving as confidential; or (B) Company then is unable to comply with SEC requirements applicable to the requested registration (notwithstanding its reasonable best efforts to so comply), Company shall not be required to effect a registration pursuant to this Section 3 until the earlier of (X) the date upon which such contemplated transaction is completed or abandoned or such material information is otherwise disclosed to the public or ceases to be material or Company reasonably is able to so comply with applicable SEC requirements, as the case may be, and (Y) thirty (30) days after Company makes such good-faith determination; provided that Company shall only be permitted to delay a requested registration under this Section 3, whether in reliance on this subsection (ii) or on subsection (i) above, three times during the term of this Agreement.

Section 4. Registration Procedures. In connection with Company’s registration obligations pursuant to Section 2 or Section 3, Company will, as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to be declared effective;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of and 90 days after the date of the registration statement; provided, however, that with respect to any registration statement filed pursuant to Rule 415 under the Securities Act the Company shall use its reasonable best efforts to keep the registration statement effective and updated from the date such registration statement is declared effective until such time as all of the Registrable Statement are sold or cease to be Registrable Securities;

(c) after the filing of the registration statement, promptly notify each Holder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(d) furnish to the selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(e) notify on a timely basis each Holder holding such Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) use its reasonable best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as each holder of such securities shall reasonably request; provided, however, that Company shall not be obligated to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), (ii) subject itself to taxation in any such jurisdiction.

It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall (i) furnish to Company such information regarding the securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and (ii) cooperate in all other respects as Company may reasonably request for purposes of facilitating actions required to be taken by Company pursuant to the terms of this Agreement.

Section 5. Expenses. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 shall be borne by the Company. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3 shall be borne by Holders on a pro rata basis based on the number of shares so registered by the Holders.

Section 6. Lockup. Holders hereby agree to sign and be subject to a lock-up agreement with the Company’s underwriters in connection with a registration by the Company of shares of Common Stock in connection with the Company’s Initial Public Offering and in connection with any underwritten offering pursuant to Section 2 invoked by any Demanding Security Holders. The lockup agreement will restrict the sale of the Registrable Securities for a period equal to the period restricting insiders of the Company from selling securities (which period shall not exceed 180 days from the date of the underwritten offering).

Section 7. Indemnification and Contribution.

(a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder’s directors and officers and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, to which such Holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other applicable law, insofar as such losses, claims, damages, liabilities or expenses, (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such actual or alleged untrue statement or omission so made in strict conformity with information furnished in writing to Company by such Holder or on such Holder’s behalf expressly for use therein; provided that with respect to any actual or alleged untrue statement or actual or alleged omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage or liability at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that Company has provided such prospectus to such Holder in a timely manner prior to such sale and it was the responsibility of such Holder under the Securities Act to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amendment or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) In connection with any registration statement in which a Holder is participating, such Holder will indemnify and hold harmless Company, its directors and officers and each Person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses to which Company or any such director or officer other Person may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) information in writing furnished to Company by such Holder for use in (and such information is contained in) any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or (ii) the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amendment or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expenses.

(c) If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 8. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to Company the sale or other disposition of such Holder’s Registrable Securities may be effected in the manner proposed by such Holder without registering such Registrable Securities under the Securities Act.

Section 9. Miscellaneous.

(a) No Inconsistent Agreements. Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

(b) Amendment; Waiver. The provisions of this Agreement may not be amended, and waivers or consents to departure from such provisions may not be given, unless Company has obtained the written consent of the Holders. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies provided under this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Notices. All notices and communications to be given or made by any party under this Agreement shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing overnight delivery, addressed as follows, or to such other Person or address as the party named below may designate by notice:

(i) If to any Holder, at its last known address appearing on the books of Company maintained for such purpose.

(ii) If to Company, at

TRX, Inc.

6 W. Druid Hills Drive

Atlanta, Georgia 30329

Attention: Chief Financial Officer

Each such notice or other communication shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three Business Days after the same shall have been deposited with the United States mail.

(d) Binding Effects; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors.

(e) Section and Other Headings. The section and other headings in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

(f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Georgia without regard to the conflict of law principles of such state. The parties hereto waive all right to trial by jury in any action, suit or proceeding to enforce or defend any rights or remedies under this Agreement.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by law so as to effectuate the parties’ intent to the maximum extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

(h) Entire Agreement. This Agreement, together with Services Agreement and the Warrant, constitutes the entire understanding of the parties with respect to the subject matter of such documents and supersede all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter of such documents.

(i) Counterparts. This Agreement, may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

(Signatures on Following Pages)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TRX, INC.

By:	/s/ Ralph Manaker
Name:	Ralph Manaker
Title:	Executive Vice President

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ Margaret Brownlee
Name:	Margaret Brownlee
Title:	Senior Vice President

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